MUELLER

**Mueller Water Products**
**Headquarters**
1200 Abernathy Road NE
Suite 1200
Atlanta, GA 30328

**phone:** 770-206-4200

February 6, 2024

***Via E-mail:*** ***Rashmi.Bhatt@bofa.com***

Bank of America, N.A., as Administrative Agent
300 Galleria Parkway, Suite 800
Atlanta, GA. 30339
Attention: Rashmi Bhatt

RE: Credit Agreement, dated as of August 26, 2010, by and among Mueller Water Products, Inc. (the "Company") and its Subsidiaries signatory thereto, as Borrowers (collectively with the Company, the "Borrowers"), the Lenders and Bank of America, N.A., as Administrative Agent (in such capacity, the "Administrative Agent"), as amended from time to time (the "Credit Agreement"), including by the Limited Waiver Agreement dated as of December 11, 2023 (the "Waiver Agreement") among the Borrowers, the Administrative Agent and the Lenders signatory thereto / **NOTICE OF EARLY TERMINATION OF WAIVER PERIOD**

Dear Rashmi:

Reference is made to the Credit Agreement and the Waiver Agreement. Capitalized terms used, but not defined, in this letter agreement have the meaning given to such capitalized terms in the Waiver Agreement and, to the extent not defined therein, in the Credit Agreement.

This will confirm (and by its countersignature below, the Administrative Agent acknowledges) that the Company (A) has delivered the annual audited financial statements and related certificates and information referred to in clauses (i) and (ii) of the definition of "Financial Reporting Waivers" set forth in the Waiver Agreement, (B) has delivered the quarterly Borrowing Base Certificate for the Company's fiscal quarter ended December 31, 2023, referred to in clause (iv)(A) of the definition of Financial Reporting Waivers, and the related aged trial balances of Eligible Accounts referred to in clause (iv)(C) of that definition, and (C) has scheduled the annual Field Exam and Inventory appraisal as required in clause (v) of the definition of Financial Reporting Waivers.

Now that the Data Breach no longer adversely affects the Borrowers' ability to meet their financial and other reporting requirements under the Credit Agreement (as in effect prior to the Waiver Agreement), the Borrowers hereby (1) disclaim the benefits of the waivers and extensions described in clauses (iii) and (iv)(B) of the definition of Financial Reporting Waivers and (2) request that the Administrative Agent, for itself in such capacity and as Swing Line Lender and an L/C Issuer, and on behalf of the Lenders, acknowledge (by countersigning and returning this letter to the Company electronically), that

the Waiver Period is terminated as of the date of such acknowledgment, notwithstanding anything to the contrary contained in the Waiver Agreement.

This letter, once fully executed and delivered, will constitute a Loan Document.

Very truly yours,

**MUELLER WATER PRODUCTS, INC.**
**CAM VALVES AND AUTOMATION, LLC**
**ECHOLOGICS, LLC**
**HENRY PRATT COMPANY, LLC**
**JAMES JONES COMPANY, LLC**
**MUELLER CO. LLC**
**MUELLER GROUP, LLC**
**MUELLER INTERNATIONAL, LLC**
**MUELLER PROPERTY HOLDINGS, LLC**
**MUELLER SERVICE CALIFORNIA, INC.**
**MUELLER SERVICE CO., LLC**
**MUELLER SYSTEMS, LLC**
**OSP, LLC**
**U.S. PIPE VALVE & HYDRANT, LLC**

By: ______________________________
Steven S. Heinrichs
Chief Financial Officer and Chief Legal Officer
of each Borrower

*[Signatures continued on next page]*

Acknowledged and agreed, as of the
6th day of February 2024.

**BANK OF AMERICA, N.A.,** as Administrative Agent,
Swing Line Lender, L/C Issuer and on behalf of each of the Lenders

By: Rashmi Bhatt
Name: Rashmi Bhatt
Title: Vice President